Exhibit 99

MEREDITH FISCAL 2010 THIRD QUARTER EARNINGS RISE OVER 30 PERCENT

Company Delivers Revenue and Profit Growth Across All Major Businesses

DES MOINES, IA (April 28, 2010) - Meredith Corporation (NYSE: MDP), the leading media and marketing company serving American women, today reported fiscal 2010 third quarter earnings per share grew more than 30 percent to $0.73 from $0.56 in the prior year. Total revenues increased 5 percent to $353 million.

Fiscal 2010 third quarter earnings included a net benefit of $0.04 per share from special items, primarily the resolution of an income tax contingency. Excluding these special items, earnings per share from continuing operations increased 25 percent to $0.69.

“We're pleased to deliver revenue and operating profit growth across all of our major businesses, particularly in an increasingly competitive marketplace,” said Meredith Chairman and Chief Executive Officer Stephen M. Lacy. “Additionally, we continued to increase our connection to the American consumer across a variety of platforms.”

Highlights from Meredith's fiscal 2010 third quarter included:

Advertising revenue growth in the National and Local Media groups. Both groups outperformed their respective industries and continued to gain advertising market share.

Double-digit revenue increases in non-advertising based activities including integrated marketing, brand licensing, retransmission fees and video content creation.

Further debt reduction of $35 million, bringing fiscal 2010 year-to-date debt reduction to $65 million.

“While our advertising growth was encouraging, we are still well below historic levels established prior to the recession in both our national and local businesses,” Lacy said. “The marketplace remains very volatile on both a month-to-month and client-by-client basis. Our competitive advantage lies in the strength of our brands and the relevance of our content.”

For the first nine months of fiscal 2010, earnings per share increased 24 percent to $1.55 from $1.25 in the prior year. Excluding special items in both periods (see Tables 1-4), earnings per share increased to $1.52 from $1.46. Revenues were $1.02 billion, compared to $1.06 billion. Meredith recorded $18 million less ($0.24 per share) in net political advertising in the first nine months of fiscal 2010 (a non-political year). Total company operating expenses declined 5 percent.

OPERATING DETAIL

National Media Group

Fiscal 2010 third quarter National Media Group operating profit increased 6 percent to $51 million from $48 million in the prior year. Revenues increased 2 percent to $285 million from $280 million.

Looking at third-quarter advertising performance:

Total advertising revenues grew 4 percent to $137 million led by Meredith's largest titles Better Homes and Gardens, Family Circle and Parents.

Share of overall magazine industry advertising revenues reached 12.4 percent, up from 11.2 percent in the prior year, according to the latest data from the Publishers Information Bureau. Additionally, Meredith's market share as measured against its 28-title competitive set increased to 40.6 percent, up from 39.2 percent.

Online advertising revenues at Meredith Interactive rose more than 20 percent.

Meredith's consumer connection strengthened during the quarter, based on several key measurements. Circulation revenues rose more than 2 percent, due to an increase in newsstand sales. Monthly average unique visitors across Meredith's National Media Group Web sites rose more than 30 percent to 20 million, and monthly page views averaged more than 230 million.

Meredith Integrated Marketing revenues increased 10 percent in the quarter, led by growth in digital initiatives on behalf of existing and new clients, particularly in the pharmaceutical industry. Brand Licensing revenues grew nearly 50 percent, due primarily to an increase in sales of Better Homes and Gardens' branded products at Walmart stores.

“Along with advertising growth in our core magazine business, we are pleased that our highly sought-after digital marketing capabilities are deepening existing client relationships and winning new business,” Lacy said.

For the first nine months of fiscal 2010, operating profit increased 15 percent to $121 million from $105 million in the prior year. Total revenues were $817 million, compared to $851 million, and advertising revenues were $392 million, down slightly from the prior year. Operating expenses decreased 7 percent.

Local Media Group

Fiscal 2010 third quarter Local Media Group operating profit was $13 million, up significantly from $1 million in the prior year. Revenues increased 20 percent to $69 million from $57 million.

Looking at third-quarter advertising performance:

Non-political advertising revenues grew 16 percent, led by improved performance in the automotive, professional services and retail categories.

Meredith stations in all 10 of its television markets delivered growth, led by strong performances in Atlanta, Phoenix and Hartford.

Meredith outperformed the industry according to the most recent data available from the Television Bureau of Advertising.

Several Meredith television stations delivered improved ratings during the February sweeps. Atlanta doubled morning news ratings, while Hartford and Greenville posted double-digit ratings gains. In evening news, Hartford, Kansas City, Greenville and Las Vegas all grew ratings.

Revenues from retransmission fees rose nearly 15 percent in the third quarter. Revenues also grew at Meredith Video Studios, driven primarily by custom video projects for corporate clients. Also, the daily Better television show will increase its carriage to more than 60 markets reaching nearly 50 percent of U.S. television households.

“Our Local Media business delivered significantly improved results across the board, a reflection of improving market conditions and success at executing our performance improvement initiatives,” Lacy said. “Additionally, it speaks to broadcast television's unparalleled ability to deliver advertising messages to mass audiences in local markets.”

For the first nine months of fiscal 2010, operating profit was $32 million, compared to $34 million in the prior year, primarily due to $18 million less in net political advertising revenues. Total revenues were $205 million, compared to $212 million. Non-political advertising revenues increased 2 percent to $182 million from $178 million. Operating expenses declined 3 percent.

OTHER FINANCIAL INFORMATION

Meredith generated $140 million in cash flow from operations during the first nine months of fiscal 2010. Meredith's total debt was $315 million at March 31, 2010, $65 million less than at the prior fiscal year end. Meredith's debt-to-EBITDA ratio was well under existing debt covenants at 1.4 to 1.

Total company operating expenses in the third quarter of fiscal 2010 were up slightly. This was primarily due to a client bankruptcy; our investment in Next Issue Media, the e-Reader consortium; and severance costs related to an organizational realignment. Total company operating expenses declined 5 percent for the first nine months of fiscal 2010.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached condensed consolidated statements of earnings.

OUTLOOK

Looking at the fourth quarter of fiscal 2010, total Company advertising revenue is expected to increase 7 to 8 percent over the prior year. This includes:
Local Media Group non-political advertising revenue, which is currently pacing up in the high teens, and;
National Media Group advertising revenue, which with two of three magazine issues closed, is expected to be flat to up slightly.
Meredith currently expects fiscal 2010 fourth quarter earnings per share to range from $0.61 to $0.66, and full year fiscal 2010 earnings per share are expected to range from $2.13 to $2.18, excluding special items.
A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the fourth fiscal quarter and full year of 2010. These uncertainties are referenced below under “Safe Harbor” and in certain SEC filings.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on April 28, 2010, at 11:00 a.m. EDT to discuss fiscal 2010 third quarter results. A live webcast will be accessible to the public on the company's Web site,

www.meredith.com, and a replay will be available for one week. A transcript will be available within 48 hours after the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP MEASURES

Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the company. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because it includes certain contractual and non-discretionary expenditures.

Results excluding the special items recorded in fiscal 2010 and 2009 are also supplemental non-GAAP financial measures. Management believes these items are not reflective of Meredith's ongoing business activities. While results excluding the special items are not a substitute for reported earnings results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are included in the attached tables. The attached consolidated financial statements and reconciliation tables will be made available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the company and its operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding broadcasting pacings and publishing advertising revenues, along with the company's earnings per share outlook for the fourth fiscal quarter and full year fiscal 2010.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the company's industries; unexpected changes in interest rates; and the consequences of acquisitions and/or dispositions. The company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE:MDP; www.meredith.com) is the leading media and marketing company serving American women.  Meredith combines well-known national brands - including Better Homes and Gardens, Parents, Ladies' Home Journal, Family Circle, American Baby, Fitness and More - with local television brands in fast-growing markets.  Meredith is the industry leader in creating content in key consumer interest areas such as home, family, health and wellness and self-development.  Meredith uses multiple distribution platforms - including print, television, online, mobile and video - to give consumers content they desire and to deliver the messages of its marketing partners.  Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith has significantly added to its capabilities in this area through the acquisition of cutting-edge companies in areas such as online, word-of-mouth and database marketing.

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Vice President/Corporate Communications
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@Meredith.com	E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Period Ended March 31,	2010	2009	2010	2009
(In thousands except per share data)
Revenues
Advertising	$199,170	$184,265	$578,854	$597,891
Circulation	74,598	72,869	211,686	211,086
All other	79,575	80,460	232,073	253,971
Total revenues	353,343	337,594	1,022,613	1,062,948
Operating expenses
Production, distribution, and editorial	144,517	159,197	438,521	491,618
Selling, general, and administrative	142,044	124,323	428,298	421,523
Depreciation and amortization	10,313	10,714	30,533	32,346
Total operating expenses	296,874	294,234	897,352	945,487
Income from operations	56,469	43,360	125,261	117,461
Interest income	6	121	25	348
Interest expense	(3,952)	(4,911)	(14,737)	(15,698)
Earnings from continuing operations before income taxes	52,523	38,570	110,549	102,111
Income taxes	19,224	13,696	39,955	40,766
Earnings from continuing operations	33,299	24,874	70,594	61,345
Earnings (loss) from discontinued operations, net of taxes	—	554	—	(4,737)
Net earnings	$33,299	$25,428	$70,594	$56,608

Basic earnings per share
Earnings from continuing operations	$0.73	$0.55	$1.56	$1.36
Discontinued operations	—	0.01	—	(0.11)
Basic earnings per share	$0.73	$0.56	$1.56	$1.25
Basic average shares outstanding	45,331	44,961	45,259	45,051

Diluted earnings per share
Earnings from continuing operations	$0.73	$0.55	$1.55	$1.36
Discontinued operations	—	0.01	—	(0.11)
Diluted earnings per share	$0.73	$0.56	$1.55	$1.25
Diluted average shares outstanding	45,651	45,092	45,505	45,177

Dividends paid per share	$0.230	$0.225	$0.680	$0.655

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Period Ended March 31,	2010	2009	2010	2009
(In thousands)
Revenues
National media group
Advertising	$137,337	$132,242	$391,970	$396,627
Circulation	74,598	72,869	211,686	211,086
Other revenues	72,650	75,209	213,708	243,182
Total national media group	284,585	280,320	817,364	850,895
Local media group
Non-political advertising	60,312	51,778	181,532	178,143
Political advertising	1,521	245	5,352	23,121
Other revenues	6,925	5,251	18,365	10,789
Total local media group	68,758	57,274	205,249	212,053
Total revenues	$353,343	$337,594	$1,022,613	$1,062,948

Operating profit
National media group	$50,865	$47,971	$121,232	$105,069
Local media group	12,828	1,348	32,291	34,373
Unallocated corporate	(7,224)	(5,959)	(28,262)	(21,981)
Income from operations	$56,469	$43,360	$125,261	$117,461

Depreciation and amortization
National media group	$3,694	$3,789	$10,843	$11,843
Local media group	6,078	6,471	18,160	18,988
Unallocated corporate	541	454	1,530	1,515
Total depreciation and amortization	$10,313	$10,714	$30,533	$32,346

EBITDA[1]
National media group	$54,559	$51,760	$132,075	$116,912
Local media group	18,906	7,819	50,451	53,361
Unallocated corporate	(6,683)	(5,505)	(26,732)	(20,466)
Total EBITDA	$66,782	$54,074	$155,794	$149,807

1 EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2010	June 30, 2009
(In thousands)
Current assets
Cash and cash equivalents	$23,666	$27,910
Accounts receivable, net	229,209	192,367
Inventories	24,874	28,151
Current portion of subscription acquisition costs	59,541	60,017
Current portion of broadcast rights	9,767	8,297
Other current assets	15,996	23,398
Total current assets	363,053	340,140
Property, plant, and equipment	453,674	444,904
Less accumulated depreciation	(265,074)	(253,597)
Net property, plant, and equipment	188,600	191,307
Subscription acquisition costs	58,062	63,444
Broadcast rights	3,440	4,545
Other assets	53,247	45,907
Intangible assets, net	554,551	561,581
Goodwill	484,919	462,379
Total assets	$1,705,872	$1,669,303

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$140,000	$—
Current portion of long-term broadcast rights payable	13,580	10,560
Accounts payable	83,927	86,381
Accrued expenses and other liabilities	122,759	81,544
Current portion of unearned subscription revenues	167,858	170,731
Total current liabilities	528,124	349,216
Long-term debt	175,000	380,000
Long-term broadcast rights payable	9,979	11,851
Unearned subscription revenues	138,396	148,393
Deferred income taxes	89,027	64,322
Other noncurrent liabilities	105,437	106,138
Total liabilities	1,045,963	1,059,920
Shareholders' equity
Common stock	36,280	35,934
Class B stock	9,092	9,133
Additional paid-in capital	63,193	53,938
Retained earnings	581,719	542,006
Accumulated other comprehensive loss	(30,375)	(31,628)
Total shareholders' equity	659,909	609,383
Total liabilities and shareholders' equity	$1,705,872	$1,669,303

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended March 31,	2010	2009
(In thousands)
Net cash provided by operating activities	$139,903	$138,611

Cash flows from investing activities
Acquisitions of businesses	(32,542)	(6,118)
Additions to property, plant, and equipment	(18,249)	(18,642)
Proceeds from dispositions of assets	—	636
Net cash used in investing activities	(50,791)	(24,124)

Cash flows from financing activities
Proceeds from issuance of long-term debt	85,000	120,000
Repayments of long-term debt	(150,000)	(150,000)
Purchases of Company stock	(5,228)	(21,763)
Dividends paid	(30,881)	(29,573)
Proceeds from common stock issued	7,459	3,178
Excess tax benefits from share-based payments	489	673
Other	(195)	(250)
Net cash used in financing activities	(93,356)	(77,735)
Net increase (decrease) in cash and cash equivalents	(4,244)	36,752
Cash and cash equivalents at beginning of period	27,910	37,644
Cash and cash equivalents at end of period	$23,666	$74,396

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures	Table 1

The following table shows results of operations excluding the special items and as reported. Results of operations excluding the special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended March 31, 2010	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$199,170	$—		$199,170	$578,854	$—		$578,854
Circulation	74,598	—		74,598	211,686	—		211,686
All other	79,575	—		79,575	232,073	—		232,073
Total revenues	353,343	—		353,343	1,022,613	—		1,022,613
Operating expenses
Production, distribution, and editorial	144,517	—		144,517	437,074	1,447	(a)	438,521
Selling, general, and administrative	141,682	362	(b)	142,044	423,913	4,385	(c)	428,298
Depreciation and amortization	10,313	—		10,313	30,533	—		30,533
Total operating expenses	296,512	362		296,874	891,520	5,832		897,352
Income from operations	56,831	(362)		56,469	131,093	(5,832)		125,261
Interest income	6	—		6	25	—		25
Interest expense	(3,952)	—		(3,952)	(14,737)	—		(14,737)
Earnings before income taxes	52,885	(362)		52,523	116,381	(5,832)		110,549
Income taxes	21,310	(2,086)	(d)	19,224	47,123	(7,168)	(d)	39,955
Net earnings	$31,575	$1,724		$33,299	$69,258	$1,336		$70,594

Basic earnings per share	$0.70	$0.03		$0.73	$1.53	$0.03		$1.56
Basic average shares outstanding	45,331	45,331		45,331	45,259	45,259		45,259

Diluted earnings per share	$0.69	$0.04		$0.73	$1.52	$0.03		$1.55
Diluted average shares outstanding	45,651	45,651		45,651	45,505	45,505		45,505

(a)	Write-off of art and manuscript inventory resulting from the repositioning of certain national media group operations
(b)	Severance costs resulting from the repositioning of certain national media group operations, net of adjustments to the restructuring accrual
(c)	Severance costs and write-off of subscription acquisition costs resulting from the repositioning of certain national media group operations, net of adjustments to the restructuring accrual
(d)	Tax benefit as a result of state and local legislation during the first fiscal quarter, the resolution of a tax contingency in the third fiscal quarter, and net repositioning charges

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures	Table 2

The following table shows results of operations excluding the special items and as reported. Results of operations excluding the special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended March 31, 2010	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$137,337	$—		$137,337	$391,970	$—		$391,970
Circulation	74,598	—		74,598	211,686	—		211,686
Other revenues	72,650	—		72,650	213,708	—		213,708
Total national media group	284,585	—		284,585	817,364	—		817,364
Local media group
Non-political advertising	60,312	—		60,312	181,532	—		181,532
Political advertising	1,521	—		1,521	5,352	—		5,352
Other revenues	6,925	—		6,925	18,365	—		18,365
Total local media group	68,758	—		68,758	205,249	—		205,249
Total revenues	$353,343	$—		$353,343	$1,022,613	$—		$1,022,613

Operating profit
National media group	$51,227	$(362)	(a)	$50,865	$127,064	$(5,832)	(b)	$121,232
Local media group	12,828	—		12,828	32,291	—		32,291
Unallocated corporate	(7,224)	—		(7,224)	(28,262)	—		(28,262)
Income from operations	$56,831	$(362)		$56,469	$131,093	$(5,832)		$125,261

Depreciation and amortization
National media group	$3,694	$—		$3,694	$10,843	$—		$10,843
Local media group	6,078	—		6,078	18,160	—		18,160
Unallocated corporate	541	—		541	1,530	—		1,530
Total depreciation and amortization	$10,313	$—		$10,313	$30,533	$—		$30,533

EBITDA[1]
National media group	$54,921	$(362)	(a)	$54,559	$137,907	$(5,832)	(b)	$132,075
Local media group	18,906	—		18,906	50,451	—		50,451
Unallocated corporate	(6,683)	—		(6,683)	(26,732)	—		(26,732)
Total EBITDA	$67,144	$(362)		$66,782	$161,626	$(5,832)		$155,794

[1]	EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a)	Severance costs resulting from the repositioning of certain operations, net of adjustments to the restructuring accrual
(b)
Severance costs and the write-off of art and manuscript inventory and subscription acquisition costs resulting from the repositioning of certain operations, net of adjustments to the restructuring accrual

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures	Table 3

The following table shows results of operations excluding the special items and as reported. Results of operations excluding the special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended March 31, 2009	Three Months			Nine Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$184,265	$—	$184,265	$597,891	$—		$597,891
Circulation	72,869	—	72,869	211,086	—		211,086
All other	80,460	—	80,460	253,971	—		253,971
Total revenues	337,594	—	337,594	1,062,948	—		1,062,948
Operating expenses
Production, distribution, and editorial	159,197	—	159,197	491,618	—		491,618
Selling, general, and administrative	124,323	—	124,323	412,490	9,033	(a)	421,523
Depreciation and amortization	10,714	—	10,714	32,346	—		32,346
Total operating expenses	294,234	—	294,234	936,454	9,033		945,487
Income from operations	43,360	—	43,360	126,494	(9,033)		117,461
Interest income	121	—	121	348	—		348
Interest expense	(4,911)	—	(4,911)	(15,698)	—		(15,698)
Earnings before income taxes	38,570	—	38,570	111,144	(9,033)		102,111
Income taxes	13,696	—	13,696	44,288	(3,522)		40,766
Earnings from continuing operations	24,874	—	24,874	66,856	(5,511)		61,345
Earnings (loss) from discontinued operations, net of taxes	554	—	554	(613)	(4,124)	(b)	(4,737)
Net earnings	$25,428	$—	$25,428	$66,243	$(9,635)		$56,608

Basic earnings per share
Earnings from continuing operations	$0.55	$—	$0.55	$1.48	$(0.12)		$1.36
Discontinued operations	0.01	—	0.01	(0.02)	(0.09)		(0.11)
Basic earnings per share	$0.56	$—	$0.56	$1.46	$(0.21)		$1.25
Basic average shares outstanding	44,961	44,961	44,961	45,051	45,051		45,051

Diluted earnings per share
Earnings from continuing operations	$0.55	$—	$0.55	$1.48	$(0.12)		$1.36
Discontinued operations	0.01	—	0.01	(0.02)	(0.09)		(0.11)
Diluted earnings per share	$0.56	$—	$0.56	$1.46	$(0.21)		$1.25
Diluted average shares outstanding	45,092	45,092	45,092	45,177	45,177		45,177

(a)	Severance expense
(b)	Severance expense and the write-down of art and manuscript inventory and subscription acquisition costs, net of taxes

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures	Table 4

The following table shows results of operations excluding the special items and as reported. Results of operations excluding the special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Period Ended March 31, 2009	Three Months			Nine Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$132,242	$—	$132,242	$396,627	$—		$396,627
Circulation	72,869	—	72,869	211,086	—		211,086
Other revenues	75,209	—	75,209	243,182	—		243,182
Total national media group	280,320	—	280,320	850,895	—		850,895
Local media group
Non-political advertising	51,778	—	51,778	178,143	—		178,143
Political advertising	245	—	245	23,121	—		23,121
Other revenues	5,251	—	5,251	10,789	—		10,789
Total local media group	57,274	—	57,274	212,053	—		212,053
Total revenues	$337,594	$—	$337,594	$1,062,948	$—		$1,062,948

Operating profit
National media group	$47,971	$—	$47,971	$111,109	$(6,040)	(a)	$105,069
Local media group	1,348	—	1,348	36,386	(2,013)	(b)	34,373
Unallocated corporate	(5,959)	—	(5,959)	(21,001)	(980)	(c)	(21,981)
Income from operations	$43,360	$—	$43,360	$126,494	$(9,033)		$117,461

Depreciation and amortization
National media group	$3,789	$—	$3,789	$11,843	$—		$11,843
Local media group	6,471	—	6,471	18,988	—		18,988
Unallocated corporate	454	—	454	1,515	—		1,515
Total depreciation and amortization	$10,714	$—	$10,714	$32,346	$—		$32,346

EBITDA[1]
National media group	$51,760	$—	$51,760	$122,952	$(6,040)	(a)	$116,912
Local media group	7,819	—	7,819	55,374	(2,013)	(b)	53,361
Unallocated corporate	(5,505)	—	(5,505)	(19,486)	(980)	(c)	(20,466)
Total EBITDA	$54,074	$—	$54,074	$158,840	$(9,033)		$149,807

[1]	EBITDA is earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a)	Severance expense for national media group
(b)	Severance expense for local media group
(c)	Severance expense for Corporate personnel

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures	Table 5

EBITDA
Consolidated EBITDA, which is reconciled to earnings from continuing operations in the following tables, is defined as earnings from continuing operations before interest, taxes, depreciation, and amortization.

Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three Months Ended March 31, 2010
	National Media Group	Local Media Group	Unallocated Corporate	Total
(In thousands)
Revenues	$284,585	$68,758	$—	$353,343

Operating profit	$50,865	$12,828	$(7,224)	$56,469
Depreciation and amortization	3,694	6,078	541	10,313
EBITDA	$54,559	$18,906	$(6,683)	66,782
Less:
Depreciation and amortization				(10,313)
Net interest expense				(3,946)
Income taxes				(19,224)
Earnings from continuing operations				$33,299

Segment EBITDA margin	19.2%	27.5%

	Three Months Ended March 31, 2009
	National Media Group	Local Media Group	Unallocated Corporate	Total
(In thousands)
Revenues	$280,320	$57,274	$—	$337,594

Operating profit	$47,971	$1,348	$(5,959)	$43,360
Depreciation and amortization	3,789	6,471	454	10,714
EBITDA	$51,760	$7,819	$(5,505)	54,074
Less:
Depreciation and amortization				(10,714)
Net interest expense				(4,790)
Income taxes				(13,696)
Earnings from continuing operations				$24,874

Segment EBITDA margin	18.5%	13.7%

	Nine Months Ended March 31, 2010
	National Media Group	Local Media Group	Unallocated Corporate	Total
(In thousands)
Revenues	$817,364	$205,249	$—	$1,022,613

Operating profit	$121,232	$32,291	$(28,262)	$125,261
Depreciation and amortization	10,843	18,160	1,530	30,533
EBITDA	$132,075	$50,451	$(26,732)	155,794
Less:
Depreciation and amortization				(30,533)
Net interest expense				(14,712)
Income taxes				(39,955)
Earnings from continuing operations				$70,594

Segment EBITDA margin	16.2%	24.6%

	Nine Months Ended March 31, 2009
	National Media Group	Local Media Group	Unallocated Corporate	Total
(In thousands)
Revenues	$850,895	$212,053	$—	$1,062,948

Operating profit	$105,069	$34,373	$(21,981)	$117,461
Depreciation and amortization	11,843	18,988	1,515	32,346
EBITDA	$116,912	$53,361	$(20,466)	149,807
Less:
Depreciation and amortization				(32,346)
Net interest expense				(15,350)
Income taxes				(40,766)
Earnings from continuing operations				$61,345

Segment EBITDA margin	13.7%	25.2%